As filed with the Securities and Exchange Commission on September 8, 2003.
                                                     Registration No. 333-108276
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 _______________

                                 Amendment No. 1

                                       to

                                    Form S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 _______________

                            Jupitermedia Corporation

             (Exact name of registrant as specified in its charter)

            Delaware                                             06-1542480
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               _______________

                           23 Old Kings Highway South
                            Darien, Connecticut 06820
                                 (203) 662-2800

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 _______________

                                 Alan M. Meckler
                                    Chairman
                           and Chief Executive Officer
                            Jupitermedia Corporation
                           23 Old Kings Highway South
                            Darien, Connecticut 06820
                                 (203) 662-2800
  (Name, address, including zip code, and telephone number including area code, of agent for service)

                                 _______________

      The Commission is requested to send copies of all communications to:

                                 Jeffrey R. Poss
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, NY 10019

                                 _______________

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ______

--------------------------------------------------------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         Registration fee to Securities and Exchange Commission          $256.66
         Accounting fees and expenses                                  12,000.00
         Legal fees and expenses                                       10,000.00
         Printing and engraving                                         2,500.00
         Miscellaneous expenses                                         1,000.00
                                                                   -------------
           Total                                                      $25,756.66
                                                                   =============

     The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated.

     Meckler has agreed to reimburse the Company for approximately $24,000 of the expenses incurred in connection with the registration of the shares being offered by the Selling Stockholders. The remaining expenses will be paid by the Company.

Item 15. Indemnification of Directors and Officers

     The Company's Certificate of Incorporation, as amended, limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Company has secured insurance on behalf of its officers and directors for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the Delaware General Corporation Law.

Item 16. Exhibits and Financial Statement Schedules

     The following exhibits are filed as part of this registration statement:


(a) Exhibits

                  Exhibit
                   Number                 Description of Exhibits
                  -------     --------------------------------------------------
                    2.1*      Purchase Agreement, dated as of August 11, 2003,
                              by and among Alan M. Meckler, and, with respect to
                              Section 4(a) only, the Company, Klingenstein
                              Fields Knowlton Technology Partners, LP; Family
                              Partnership, LP; Frontier Partnership, LP;
                              Winthrop Knowlton; Winthrop Knowlton SEP-IRA and
                              Christopher Knowlton R/O IRA

                    5.1       Opinion of Willkie Farr & Gallagher

                    10.1* Registration Rights Agreement, dated as of July 11, 2003, by and between the Company and XD Remainder Corp. (f/k/a DevX.com, Inc.)

                    10.2* Registration Rights Agreement, dated as of June 30, 2003, by and between the Company and International Microcomputer Software, Inc.

                    23.1      Consent of Willkie Farr & Gallagher (included in
                              Exhibit 5.1)

                    23.2*     Consent of Deloitte & Touche LLP, Independent
                              Auditors

                    24.1*     Powers of Attorney (included on signature hereof)

__________
* Previously filed.

     (b) Financial Statement Schedules

     Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

Item 17. Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to insure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Section 210.3-19 of this Chapter if such financial statements and information are contained in periodic reports filed with or furnished with the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement filed on Form S-3 (Registration No. 333-108276) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Darien, State of Connecticut on this 8th day of September 2003.

                                       Jupitermedia Corporation

                                       By: /s/ Christopher S. Cardell
                                           ------------------------------
                                           Christopher S. Cardell
                                           President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated as of September 8, 2003.

Signatures                         Title
----------                         -----

           *                       Chairman of the Board and Chief Executive
--------------------------         Officer (Principal Executive Officer)
Alan M. Meckler


/s/ Christopher S. Cardell         President, Chief Operating Officer and
--------------------------         Director
Christopher S. Cardell


           *                       Senior Vice President and Chief Financial
--------------------------         Officer (Principal Financial and Accounting
Christopher J. Baudouin            Officer)


           *                       Director
--------------------------
Gilbert F. Bach


           *                       Director
--------------------------
Michael J. Davies


           *                       Director
--------------------------
William A. Shutzer


           *                       Director
--------------------------
John R. Patrick


*Signed by Christopher S. Cardell on behalf of such person as attorney-in-fact.

                                  EXHIBIT INDEX

Exhibit
 Number                    Description of Exhibits
-------        --------------------------------------------------
  2.1*         Purchase Agreement, dated as of August 11, 2003,
               by and among Alan M. Meckler, and, with respect to
               Section 4(a) only, the Company, Klingenstein
               Fields Knowlton Technology Partners, LP; Family
               Partnership, LP; Frontier Partnership, LP;
               Winthrop Knowlton; Winthrop Knowlton SEP-IRA and
               Christopher Knowlton R/O IRA

  5.1          Opinion of Willkie Farr & Gallagher

  10.1*        Registration Rights Agreement, dated as of July
               11, 2003, by and between the Company and XD
               Remainder Corp. (f/k/a DevX.com, Inc.)

  10.2*        Registration Rights Agreement, dated as of June
               30, 2003, by and between the Company and International Microcomputer Software, Inc.

  23.1         Consent of Willkie Farr & Gallagher (included in
               Exhibit 5.1)

  23.2*        Consent of Deloitte & Touche LLP, Independent
               Auditors

  24.1*        Powers of Attorney (included on signature hereof)

__________
* Previously filed.